EXHIBIT 99.1

Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400

For Immediate Release February 28, 2006

Contact:	Mark Garwood CEO, Tamalpais Bank (415) 454-1212

Mark Garwood Named CEO
Of Epic Bancorp

Kit Cole Remains
Chairman

San Rafael, CA—February 28, 2006 — Kit M. Cole, Chairman and CEO of Epic Bancorp, (NASDAQ:EPIK), today announced the promotion of Mark Garwood to Chief Executive Officer of Epic Bancorp, the holding company for Tamalpais Bank and Epic Wealth Management. The change is effective July 1, 2006.

Ms. Cole will relinquish her day-to-day responsibilities with Epic but will remain as Chairman of the Board and will direct its strategic development initiatives. Mr. Garwood, currently CEO of Tamalpais Bank, will retain his title and position with Tamalpais Bank.

“This is the perfect time to transition out of the day-to-day operational aspects of Epic,” said Ms. Cole, who has also served as Chairman and a director of Epic since its inception in 1991. “Mark has been president of Tamalpais Bank since 1996 and became CEO in 2005 and has been a driving force in our success and in our expansion.”

“Kit and I have worked together closely for almost two decades and have prepared for this transition extensively,” Mark Garwood said. “We have an extremely strong, seasoned management team and will continue to benefit from Kit’s experience and expertise.”

Mr. Garwood will also remain acting CEO of Epic Wealth Management.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com), based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $462 million in assets and $313 million in deposits as of December 31, 2005. In 2005, Epic was named one of only 38 financial institutions in the United States to receive the prestigious “Sm-All-Star” ranking by Sandler O’Neill & Partners LLP, a New York-based, full service investment-banking firm serving the financial industry. For additional information, please contact Mark Garwood at 415-526-6400.

Epic Bancorp
Press Release
February 28,  2006

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates six branches in Marin County and has announced plans to open a seventh in Tiburon in 2006. Tamalpais also has two loan production offices (in Sacramento and in Santa Rosa). The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael and Terra Linda.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business ;and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.